                                                                    EXHIBIT 10.7

                          INVESTORS' RIGHTS AGREEMENT
                          ---------------------------

          This Investors' Rights Agreement is made and entered into as of December 21, 1994 by and among ADEZA BIOMEDICAL CORPORATION (the "Company"), the undersigned holders of capital stock of the Company (the "Investors") and the undersigned purchasers of Series 2 Preferred Stock of the Company (the "Purchasers"). The Investors and the Purchasers are sometimes collectively referred to as the "Shareholders".

                                   RECITALS:
                                   --------

          A. The Company will issue to the Purchasers an aggregate of 7,974,965 shares of Series 2 Preferred Stock pursuant to a Series 2 Preferred Stock Purchase Agreement of even date herewith (the "Series 2 Agreement").

          B. The Purchasers have required that certain registration rights be granted to them with respect to the securities of the Company to be acquired.

          C. The Investors hold shares of Series 1 Preferred Stock issued as part of a recapitalization of the Company in which all shares of Series A, Series B, Series C, Series D, Series E and Series F Preferred Stock were converted into shares of Series 1 Preferred Stock and in which all prior contractual rights of such holders arising under their respective stock purchase, investors' rights and registration rights agreements, including without limitation the Registration Rights Agreement dated as of March 19, 1993 (the "Prior Agreements"), regarding receipt of information, registration of securities, and participation in future financings were terminated, on the condition that the Investors receive, with respect to their Series 1 Preferred, rights substantially similar to those granted to the Purchasers.

                                   AGREEMENT
                                   ---------

          NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants contained herein, the parties agree as follows:

    1.  Integration. Effective upon the execution of this Agreement by Investors
        -----------
holding the requisite number of shares of Preferred Stock necessary to terminate all Prior Agreements and the closing of the sale and issuance of Series 2 Preferred Stock pursuant to the Series 2 Agreement, and subject only to the conditions set forth therein, (a) all rights and covenants contained in the Prior Agreements shall be terminated and replaced in their entirety by the rights and covenants in this Agreement. The rights and covenants of this Agreement set forth the sole and entire agreement among the Company, the Investors and the Purchasers on the subject matter hereof and supersede any prior agreements.

    2.  Restrictions on Transfer: Registration Rights.
        ---------------------------------------------

        2.1  Definitions. As used herein:
             -----------

            (a) The terms "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the declaration or ordering of the effectiveness of such registration statement.

            (b) For the purposes hereof, the term "Registrable Securities" means shares of (i) any and all Common Stock of the Company issued or issuable upon conversion of shares of the Series 1 or Series 2 Preferred Stock of the Company, which have not been previously resold to the public in a registered public offering, and, for purposes of Section 2.3 hereof only, shares of Common Stock issuable upon exercise of a warrant to purchase 220,000 shares of Common Stock being issued to Tucker Anthony, (ii) stock issued with respect to or in any exchange for or in replacement of stock included in subparagraph (i) above which have not been previously resold to the public in a registered public offering, and (iii) stock issued in respect of the stock referred to in (i) and (ii) above as a result of a stock split, stock dividend or the like, which have not been previously resold to the public in a registered public offering.

            (c) The terms "Holder" or "Holders" mean any person or persons to whom Registrable Securities were originally issued and who execute this Agreement or qualifying transferees under Section 5 hereof who hold Registrable Securities.

            (d) The term "Initiating Holders" means any Holder or Holders of in the aggregate at least 40% of the Registrable Securities which have not been previously resold to the public in a registered public offering.

       2.2  Requested Registration.
            ----------------------

            (a) Request for Registration. In case the Company shall receive from
                ------------------------
the Initiating Holders a written request that the Company effect any registration with respect to Registrable Securities the reasonably expected aggregate offering price of which equals or exceeds $5,000,000 including underwriting discounts and commissions, the Company will:

                         (i) within ten (10) days after its receipt thereof give
written notice of the proposed registration to all other Holders; and

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

                         (ii) as soon as practicable, use its best efforts to
effect such registration (including, without limitation, preparation of a registration statement and prospectus complying as to form with the requirements of the Securities Act, the execution of an undertaking to file post-effective amendments, appropriate qualifications under the applicable blue sky or other state securities laws and appropriate compliance with exemptive regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as is specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request given within 20 days after receipt of such written notice from the Company;

provided, that the Company shalt not be obligated to take any action to effect such registration pursuant to this Section 2.2:

                                (A) Prior to the earlier of (1) December 21,
1996, or (2) one hundred and twenty (120) days following the effective date of the Company's first registered offering to the general public of its securities for its own account; or

                                (B) In any particular jurisdiction in which the
Company would be required to execute a general consent to service of process in effecting such registration unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; or

                                (C) After the Company has effected two such
registrations pursuant to this subsection 2.2(a) and such registrations have been declared or ordered effective.

Subject to the foregoing clauses (A) through (C), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practical, but in any event within seventy-five (75) days after receipt of the request or requests of the Initiating Holders; provided, however, that if the Company shall furnish to such Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company for such registration statement to be filed at the date filing would be required and it is therefore essential to defer the filing of such registration statement, the Company shall be entitled to delay the filing of such registration statement not more than once in any twelve month period for an additional period of up to ninety (90) days.

           (b) Underwriting. If the Initiating Holders intend to distribute the
               ------------
Registrable Securities covered by their request by means of an under-writing, they shall so advise the Company as a part of their request made pursuant to
Section 2.2 and the Company shall include such information in the written notice referred to in subsection 2.2(a)(i). The right of any Holder to registration pursuant to Section 2.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the initiating Holders and such Holder) to the extent provided herein. The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders, provided, however, that the managing underwriter shall be approved by the Company, which approval shall not be unreasonably withheld. Notwithstanding any other provision of this Section 2.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, the Initiating Holders shall so advise all Holders of Registrable Securities who have elected to participate in such offering, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all such Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders. If any Holder of Registrable Securities disapproves of the terms of the underwriting, he may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders. Any Registrable Securities which are excluded from the underwriting by reason of the underwriter's marketing limitation or withdrawn from such underwriting shall be withdrawn from such registration. If the underwriter has not limited the number of Registrable Securities to be underwritten, the Company, employees of the Company and other holders of the Company's Common Stock may include securities for its (or their) own account in such registration if the underwriter so agrees and if the number of Registrable Securities which would otherwise have been included in such registration and underwriting will not thereby be limited by the underwriter.

        2.3  Company Registration.
             --------------------

             (a) Right to Include. If at any time or from time to time, the
                 ----------------
Company proposes to register any of its securities, for its own account or the account of any of its shareholders other than the Holders, (other than a registration relating solely to employee stock option or purchase plans, or a registration relating solely to an SEC Rule 145 transaction, or a registration on any other form, other than Form S-1, S-2 or S-3, or any successor to such form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities) the Company will:

                         (i) promptly give to each Holder written notice
thereof; and

                         (ii) include in such registration (and any related
qualification under blue sky laws or other compliance with applicable laws), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 20 days after receipt of such written notice from the Company, by any Holder or Holders to be included in any such registration, except as set forth in subsection 2.3(b) below.

           (b) Underwriting. If the registration of which the Company gives
               ------------
notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to subsection 2.3(a)(i). In such event the right of any Holder to registration pursuant to Section 2.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 2.3, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may limit the number of Registrable Securities to be included in the registration and underwriting (i) completely, in the case of the Company's initial public offering, or (ii) to not less than 25% of the shares to be included in any other registration. ln the event of a cutback by the underwriters of the number of Registrable Securities to be included in the registration and underwriting, the Company shall advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all of such Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders. If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. The Company may not include any securities other than Registrable Securities held by Holders in a registration statement pursuant to Section 2.3 if, and to the extent that, the amount of Registrable Securities held by Holders that is otherwise includable in such registration statement would thereby be diminished.

        2.4  Form S-3. After its initial public offering, the Company shall use
             --------
its best efforts to qualify for registration on Form S-3 or any comparable or successor form. After the Company has qualified for the use of Form S-3, Holders of the outstanding Registrable Securities shall have the right to request an unlimited number of registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of Shares by such Holders), subject only to the following:

             (a) The Company shall not be required to effect a registration pursuant to this Section 2.4 within 120 days of the effective date of any registration referred to in Sections 2.2 or 2.3 above.

             (b) The Company shall not be required to effect a registration pursuant to this Section 2.4 unless the Holder or Holders requesting registration propose to dispose of shares of Registrable Securities having an aggregate disposition price (before deduction of underwriting discounts and expenses of sale) of at least $500,000.

             (c) The Company shall not be required to effect more than one registration pursuant to this Section 2.4 in any consecutive 12 month period.

         The Company shall promptly give written notice to all Holders of Registrable Securities of the receipt of a request for registration pursuant to this Section 2.4 and shall provide a reasonable opportunity for other Holders to participate in the registration, provided that if the registration is for an under-written offering, the terms of subsection 2.2(b) shall apply to all participants in such offering. Subject to the foregoing, the Company will use its best efforts to effect promptly the registration of all shares of Registrable Securities on Form S-3 to the extent requested by the Holder or Holders thereof for purposes of disposition; provided, however, that if the Company shall furnish to such Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgement of the Board of Directors it would be seriously detrimental to the Company for such registration statement to be filed at the date filing would be required and it is therefore essential to defer the filing of such registration statement, the Company shall be entitled to delay the filing of such registration statement for an additional period of up to ninety (90) days. Any registration pursuant to this Section 2.4 shall not be counted as a registration pursuant to Section 2.2.

        2.5  Expenses of Registration. All expenses incurred in connection with
             ------------------------
any registration, qualification or compliance pursuant to this Section 2, including without limitation, all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for the Company and one counsel for the selling Holders and expenses of any special audits incidental to or required by such registration, shall be borne by the Company except as follows:

             (a) The Company shall not be required to pay for expenses of any registration proceeding begun pursuant to Section 2.2 or 2.4, the request for which has been subsequently withdrawn by the Initiating Holders, in which such case, such expenses shall be borne by the Holders requesting such withdrawal; provided, however, that in lieu of paying such expenses a majority in interest of the Initiating Holders may elect to forfeit their right to request one registration pursuant to Section 2.2; provided further, however, that if at the time of such withdrawal the Holders have learned of a material adverse change in the business, condition or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such change, then the Holders shall not be required to pay any such expenses and shall retain their rights to such registration pursuant to Section 2.2.

             (b) The Company shall not be required to pay for expenses of any registration proceeding pursuant to Section 2.4 after the first three such registrations pursuant to Section 2.4 have been effected by the Company and such registrations have been declared or ordered effective.

             (c) The Company shall not be required to pay fees of legal counsel of a Holder except for a single counsel acting on behalf of all selling Holders.

             (d) The Company shall not be required to pay underwriters' fees, discounts or commissions relating to the Registrable Securities.

        2.6  Registration Procedures. In the case of each registration,
             -----------------------
qualification or compliance effected by the Company pursuant to this Agreement, the Company will keep each Holder participating therein advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

           (a) Keep such registration, qualification or compliance pursuant to Sections 2.2, 2.3 or 2.4 effective for a period of 120 days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs;

           (b) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them;

           (c) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

           (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such United States jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

           (e) Cause all such Registrable Securities registered under this
Section 2 to be listed on each securities exchange on which similar securities issued by the Company are then listed;

           (f) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering, and each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

           (g) Provide a transfer agent and registrar for all Registrable Securities registered hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and

             (h) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 2, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with such registration, if such securities are being sold through underwriters or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective,
(i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities, and (ii) a letter dated such date, from the Independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

        2.7  Indemnification.
             ---------------

             (a) The Company will indemnify and hold harmless each Holder of Registrable Securities, each of its officers, directors and partners, and each person controlling such Holder, with respect to which such registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter of the Registrable Securities held by or issuable to such Holder, against all claims, losses, expenses, damages and liabilities (or actions in respect thereto) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any preliminary or final prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation or alleged violation by the Company relating to action or inaction required of the Company in connection with the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any rule or regulation promulgated under the Securities Act or any state securities law applicable to the Company and will reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any reasonable legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company in an instrument duly executed by such Holder or underwriter specifically for use therein, and provided further that the agreement of the Company to indemnify any underwriter and any person who controls such underwriter contained herein with respect to any such preliminary prospectus shall not inure to the benefit of any underwriter, from whom the person asserting any such claimed loss, damage, liability or action purchased the stock which is the subject thereof, if at or prior to the written confirmation of the sale of such stock, a copy of the prospectus (or the prospectus as amended or supplemented) was not sent or delivered to such person, excluding the documents incorporated therein by reference, and the untrue statement or omission of a material fact contained in such preliminary prospectus was corrected in the prospectus (or the prospectus as amended or supplemented).

           (b) Each Holder will, if Registrable Securities held by or issuable to such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company within the meaning of the Securities Act, and each other such Holder, each of its officers, directors and partners and each person controlling such Holder, against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any preliminary or final prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, partners, persons or underwriters for any reasonable legal or any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document In reliance upon and in conformity with written information furnished to the Company in an instrument duly executed by such Holder specifically for use therein, and provided further that the agreement of the Holder to Indemnify any underwriter and any person who controls such underwriter (or to indemnify the Company and each person who controls the Company if the Company is selling directly and not through an underwriter) contained herein with respect to any such preliminary prospectus shall not inure to the benefit of any underwriter, from whom the person asserting any such claim, loss, damage, liability or action purchased the stock which is the subject thereof (or the Company if such stock was purchased directly from the Company), if at or prior to the written confirmation of the sale of such stock, a copy of the prospectus (or the prospectus as amended or supplemented) was not sent or delivered to such person, excluding the documents incorporated therein by reference, and the untrue statement or omission of a material fact contained in such preliminary prospectus was corrected in the prospectus (or the prospectus as amended or supplemented). Notwithstanding the foregoing, in no event shall the indemnification provided by any Holder hereunder exceed the net proceeds received by such Holder for the sale of such Holder's securities pursuant to such registration.

           (c) Each party entitled to indemnification under this Section 2.7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought. The Indemnified Party shall promptly permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably be withheld). The Indemnified Party may participate in such defense and hire counsel at such party's own expense; provided, however, that the Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the Indemnifying Party if the Indemnifying Party refuses to assume the defense thereof or if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent that such failure is materially prejudicial to an Indemnifying Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No Indemnified Party shall be entitled to indemnification hereunder if such Indemnified Party consents to entry of any judgment or enters into any settlement without the consent of the Indemnifying Party. Any Indemnified Party shall cooperate with the Indemnifying Party in the defense of any claim or litigation brought against such Indemnified Party.

           2.8  Lock-Up Provision. Upon receipt of a written request by the
             -----------------
Company or by its underwriters, the Holders shall not sell, sell short, grant an option to buy, or otherwise dispose of shares of the Company's Common Stock or other securities (except for any such shares included in the registration) for a period of one hundred and eighty (180) days following the effective date of the initial registration of the Company's securities; provided, however, that such Holder shall have no obligation to enter into the agreement described in this
Section 2.8 unless all executive officers and directors enter into similar agreements. The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of said 180-day period.

           2.9  Information by Holder. The Holder or Holders of Registrable
                ---------------------
Securities included in any registration shall promptly furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to herein.

           2.10 Rule 144A and Rule 144 Reporting.
                --------------------------------

                (a) If the Company receives a request for the information required in Rule 144A(d)(4) from Initiating Holders on or after December 21, 1996, then the Company shall, within 30 days after the date of such request, provide such information to such Initiating Holders and any person or persons designated by an Initiating Holder as a prospective buyer in a transaction pursuant to Rule 144A. The Company's obligations pursuant to this Section 2.10(a) shall extend to any permitted transferee of Registrable Securities under
Section 5.

                (b) With a view to making available to Holders of Registrable Securities the benefits of certain rules and regulations of the Securities and Exchange Commission (the "SEC") which may permit the sale of the Registrable Securities to the public without registration, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public the Company agrees to:

                         (i) Make and keep public information available, as
those terms are understood and defined in SEC Rule 144 under the Securities Act;

                         (ii) File with the SEC in a timely manner all reports
and other documents required of the Company under the Securities Act and the Exchange Act; and

                         (iii) So long as a Holder owns any Registrable
Securities, to furnish to such Holder forthwith upon such Holder's request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any such securities without registration.

        2.11 Limitations on Subsequent Registration Rights. From and after the
             ---------------------------------------------
date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 2.2, 2.3 or 2.4 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of its securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 2.2(a)(ii)(A) or within 120 days of the effective date of any registration effected pursuant to
Section 2.2 hereof.

        2.12  Termination. The rights of a Holder under this Agreement (other
              -----------
than rights under Section 2.7) shall terminate on the earlier to occur of (a) the fifth anniversary of the closing of the Company's first registered public offering of its securities, or (b) the date on which a Holder can sell all of its Registrable Securities without registration pursuant to Rule 144 within a three (3) month period, unless at the time the Holder's Registrable Securities represent more than one percent (1%) of the outstanding capital stock of the Company.

    3.  Covenants of the Company.
        ------------------------

        3.1 Financial Information. So long as a Shareholder continues to hold at
            ---------------------
least 300,000 shares of Series 1 Preferred Stock or Series 2 Preferred Stock (including shares of Series 2 Preferred Stock issued or issuable upon exercise of warrants for Series 2 Preferred Stock ("Warrant Shares") and shares of Common Stock issued upon conversion of Series 1 Preferred Stock or Series 2 Preferred Stock) (collectively, the "Securities"), the Company will furnish the following information to the Shareholder:

           (a) Annual Financials. As soon as practicable after the end of each
               -----------------
fiscal year, and in any event within 90 days thereafter, the Company will provide the Shareholder with consolidated balance sheets of the Company and its subsidiaries, if any, as at the end of such fiscal year, and consolidated income statements and consolidated statements of cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles, all in reasonable detail, certified by independent public auditors of recognized national standing selected by the Company and accompanied by a copy of such auditors' letter to management.

           (b) Quarterly Financials. As soon as practicable after the end of
               --------------------
each fiscal quarter (except the fourth fiscal quarter), and in any event within 45 days thereafter, the Company will provide the Shareholders with consolidated balance sheets of the Company and its subsidiaries, if any, as at the end of such fiscal quarter, and consolidated income statements of the Company and its subsidiaries, if any, for such quarter, prepared in accordance with generally accepted accounting principles (except for required footnotes and for minor year-end adjustments), all in reasonable detail, certified by the chief financial officer of the Company.

           (c) Monthly Financials. As soon as practicable after the end of each
               ------------------
month (except the last month of the fiscal year), and in any event within 20 days thereafter, the Company will provide the Shareholders with consolidated balance sheets and income statements of the Company and its subsidiaries, if any, as of the end of such month, prepared in accordance with generally accepted accounting principles (except for required footnotes and for minor year end adjustments).

           (d) Budget. As soon as practicable after its adoption or approval by
               ------
the Company's Board of Directors, but not later than the commencement of such fiscal year, the Company will provide the Shareholders with a consolidated annual plan for each fiscal year which shall include monthly capital and operating expense budgets, cash flow statements, projected balance sheets and profit and loss projections for each such month and for the end of the year, itemized in such detail as the Board of Directors may reasonably determine.

           (e) Termination of Covenant. The Company's obligation to deliver the
               -----------------------
information required under subsections (c) and (d) above shall terminate upon the date on which the Company is required to file a report with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act by reason of (i) the Company's having registered any of its securities pursuant to Section 12 of the Exchange Act or (ii) a registration statement filed by the Company under the Securities Act having become effective.

        3.2  Confidentiality of Information. All information obtained by a
             ------------------------------
Shareholder pursuant to Section 3.1 shall be deemed proprietary and confidential to the Company and will not be disclosed by a Shareholder to any person or entity without the prior written consent of the Company; provided, however, that such consent shall not be unreasonably withheld. This restriction shall not apply to information which becomes known to the public without fault of the recipient or which is disclosed pursuant to a governmental regulation or order, provided that prior to disclosure the disclosing party notifies the Company of such proposed disclosure in order to permit the Company to seek confidential treatment of such information.

        3.3 Additional Issuances of Indebtedness or Equity. The Company shall
            ----------------------------------------------
not, without the prior approval of holders of a majority of the Series 2 Preferred Stock, (i) incur, in any one transaction or series of related transactions, any indebtedness for money borrowed outside the ordinary course of business in excess of $500,000 (it being understood and agreed that trade credit incurred in the ordinary course of business and equipment financings do not constitute indebtedness for money borrowed), or (ii) issue or agree to issue any New Securities (as such term is defined in Section 4.1), other than New Securities ranking junior to the Series 1 and Series 2 Preferred Stock. This covenant shall terminate on the earlier of (i) the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of Common Stock for the account of the Company to the public at an aggregate offering price of not less than $10,000,000 and at a public offering price per share (prior to underwriter commissions and expenses) that is not less than $4.50 (as adjusted for stock splits, stock combinations and the like), and (ii) December 21, 1998.

    4.  Right to Maintain.
        -----------------

        4.1  "New Securities". For purposes of this Section 4, the term "New
              --------------
Securities" shall mean shares of Common Stock, Preferred Stock or any other class of capital stock of the Company, whether or not now authorized, securities of any type that are convertible into shares of such capital stock, and options, warrants or rights to acquire shares of such capital stock. Notwithstanding the foregoing, the term "New Securities" will not include (a) securities issuable upon conversion of the Series 1 Preferred Stock or Series 2 Preferred Stock; (b) securities issuable upon exercise of warrants to purchase up to an aggregate of 643,663 shares of Series 2 Preferred Stock and up to 220,000 shares of Common Stock; (C) securities offered to the public pursuant to a registration statement filed under the Securities Act; (d) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets, or other reorganization whereby the Company owns not less than fifty-one percent (51%) of the voting power of such corporation; (e) up to an aggregate of 1,640,526 shares of Common Stock (or related options) issued or issuable at any time to officers, directors, employees or consultants of the Company, pursuant to any stock grant, stock option plan or stock purchase plan or other stock incentive agreement or arrangement approved by the vote or written consent of not less than sixty-six and two-thirds percent (66 2/3%) of the directors then in office (which figure shall include any options outstanding on the date hereof); (f) securities issued in connection with equipment lease or working capital debt financings, so long as the number of securities so issued does not exceed one percent (1%) of the then outstanding capital stock of the Company; (g) securities issued upon exercise or conversion of options, warrants and other convertible securities outstanding on the date hereof; and (h) shares of Common Stock or Preferred Stock issued in connection with any stock split, stock dividend or recapitalization by the Company.

        4.2 Grant of Rights. Subject to the terms specified in this Section 4,
            ---------------
so long as a Shareholder holds not less than 300,000 shares of Securities, the Company hereby grants to the Shareholders the right of first refusal to purchase a portion of any issue of New Securities which the Company hereafter may from time to time propose to issue and sell as shall maintain the Shareholders' pro rata percentage ownership of the Company's capital stock. The "pro rata" percentage ownership of a Shareholder is calculated by dividing (i) the number of shares of Common Stock held by the Shareholder plus the total number of shares of Common Stock issuable upon the conversion of all Preferred Stock then held by the Shareholder (but excluding any Warrant Shares prior to the exercise of such warrants) by (ii) the total number of shares of Common Stock then outstanding, including shares issuable upon conversion of any Preferred Stock (but excluding any Warrant Shares prior to the exercise of such warrants).

        4.3  Procedure.
             ---------

             (a) In the event the Company proposes to undertake an issuance of New Securities, it shall give the Shareholders written notice of its intention, describing the type of New Securities, the price and material terms upon which the Company proposes to issue the same. A Shareholder shall have 20 calendar days from the date of receipt of any such notice to agree to purchase up to its pro rata share of such New Securities for the price and upon the terms specified in the Company's notice by giving written notice to the Company to such effect and stating therein the quantity of New Securities to be purchased.

             (b) The Company shall promptly, in writing, inform each Shareholder electing to purchase its full pro rata share of such New Securities (a "Fully-Exercising Shareholder") of any other Shareholder's failure to do likewise. During the fifteen calendar day period commencing after receipt of such information, each Fully-Exercising Shareholder shall be entitled to purchase that portion of the New Securities for which Shareholders were entitled to subscribe but which were not subscribed for by the Shareholders which is equal to multiplying the total number of unsubscribed New Securities by a fraction, the numerator of which is the number of shares of Common Stock held by such Fully-Exercising Shareholder plus the total number of shares of Common Stock issuable upon the conversion of all Preferred Stock then held by such Fully-Exercising Shareholder (but excluding any Warrant Shares prior to the exercise of such warrants), and the denominator of which is the total number of shares of Common Stock owned by all Fully-Exercising Shareholders, including shares issuable upon conversion of any Preferred Stock held by Fully-Exercising Shareholders (but excluding any Warrant Shares prior to the exercise of such warrants).

             (c) If less than all of the New Securities are subscribed for after the expiration of the 20 calendar day period referred to in Section 4.3(a), and (so long as there is at least one Fully Exercising Shareholder) after the expiration of the additional fifteen calendar day period referred to in Section 4.3(b), the Company shall have 90 days thereafter to sell or enter into an agreement to sell any New Securities not purchased by Shareholders exercising their rights at a price and upon terms no more favorable to the purchaser than the terms specified in the Company's notice to the Shareholders, after which 90 day period the Company shall not thereafter sell such New Securities without first offering a portion to the Shareholders in accordance with this Section 4.

        4.4 Termination of Rights. The rights granted under this Section 4 shall
            ---------------------
expire (a) as to all Shareholders, upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of Common Stock for the account of the Company to the public at an aggregate offering price of not less than $10,000.000 and at a public offering price per share (prior to underwriter commissions and expenses) that is not less than $4.50 (as adjusted for stock splits, stock combinations and the like), and (b) as to any Shareholder if such Shareholder fails to exercise its right to purchase its pro rata share of the New Securities as provided in this Section 4, and such failure was not at the written request of the Company; provided, however, that if a Shareholder is prohibited from so purchasing its pro rata share of New Securities by reason of the Investment Company Act of 1940. or the regulations promulgated thereunder, such Shareholder's rights under Section 4 shall not expire by reason of clause
(6).

    5.  Assignment of Rights.
        --------------------

        The rights granted pursuant to this Agreement may be assigned by a Shareholder or its transferee (i) upon sale or transfer (other than a sale to the public) of at least 300,000 shares of Series 1 Preferred Stock and\or Series 2 Preferred Stock (including shares of Common Stock issued upon conversion thereof) (as adjusted for stock dividends, stock splits, recapitalization and the like) held by a Shareholder or (ii) in the case of a Shareholder that is a registered investment company, to another registered investment company having the same investment adviser as the transferring Shareholder, provided that the rights under Sections 3 and 4 may not be assigned to a transferee which the Company reasonably believes is a competitor or intends to become a competitor of the Company and provided further that the Company is given prompt notice of such transfer and any such transferee shall agree to become subject to the obligations of the Shareholders under this Agreement.

    6.  Miscellaneous.
        -------------

        6.1 Amendment or Waiver. Any term of this Agreement may be amended and
            -------------------
the observance of any such term may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and Shareholders holding at least a majority of the outstanding Registrable Securities. Any amendment or waiver effected in accordance with this paragraph shall be binding upon all of the parties hereto and their successors and assigns, even if such Shareholder did not consent in writing to such amendment or waiver.

        6.2 Governing Law. This Agreement shall be governed in all respects by
            -------------
the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California.

        6.3  Entire Agreement. This Agreement constitutes the full and entire
             ----------------
understanding and agreement between the parties with respect to the subject hereof and it supersedes, merges, and renders void any and all prior understandings and/or agreements, written or oral, with respect to such subject matter.

        6.4  Notices. All notices and other communications required or permitted
             -------
hereunder shall be in writing and shall be personally delivered, mailed by certified or registered mail, postage prepaid, or delivered by overnight delivery or express courier, addressed to the Holders at their addresses shown on the records of the Company or, to the Company, at its principal executive office, or at such other address as the Company or any Holder shall hereafter furnish in writing. All notices that are mailed shall be deemed delivered five
(5) days after deposit in the United States mail.

        6.5  Severability. In case any provision of this Agreement shall be
             ------------
invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        6.6  Counterparts. This Agreement may be executed in any number of
             ------------
counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.


                                            ADEZA BIOMEDICAL CORPORATION


                                            BY: /s/ Daniel O. Wilds
                                               --------------------------


                                            TITLE: President
                                                  -----------------------

                                            INVESTORS AND PURCHASERS:


                                            By: /s/ AENEAS VENTURE CORPORATION
                                               ---------------------------------

                                            By:
                                               ---------------------------------


                                            INVESTORS AND PURCHASERS:

                                                    THE GLOBAL HEALTH
                                            By: /s/ SCIENCES FUND
                                               ---------------------------------

                                            Title: Secretary
                                                  ------------------------------


                                            INVESTORS AND PURCHASERS:

                                            By: /s/ STF II, L.P.
                                               ---------------------------------

                                            Title: Investment Manager
                                                  ------------------------------


                                            INVESTORS AND PURCHASERS:

                                                    SUTRO INVESTMENT
                                            By: /s/ PARTNERS III
                                               ---------------------------------

                                            Title: President
                                                  ------------------------------


                                            INVESTORS AND PURCHASERS:

                                            By: /s/ Aspen Venture Partners, L.P.
                                               ---------------------------------

                                            Title: General Partner
                                                  ------------------------------


                                            INVESTORS AND PURCHASERS:

                                                    ASSET MANAGEMENT
                                            By: /s/ ASSOCIATES 1984
                                               ---------------------------------

                                            Title:
                                                  ------------------------------


                                            INVESTORS AND PURCHASERS:

                                                    ASSET MANAGEMENT
                                            By: /s/ ASSOCIATES 1989, LP.
                                               ---------------------------------

                                            Title:
                                                  ------------------------------


                                            INVESTORS AND PURCHASERS:

                                            By: /s/ CHARTER VENTURES
                                               ---------------------------------

                                            Title: General Partner
                                                  ------------------------------


                                            INVESTORS AND PURCHASERS:

                                            By: /s/ Charter Venture II LP
                                               ---------------------------------

                                            Title: General Partner
                                                  ------------------------------


                                            INVESTORS AND PURCHASERS:

                                            By: /s/ Enterprise Partners
                                               ---------------------------------

                                            Title: General Partner
                                                  ------------------------------


                                            INVESTORS AND PURCHASERS:
                                              H&Q London Ventures
                                              H&Q Ventures IV
                                              The Hambrecht 1980 Revocable Trust
                                              H&Q Ventures International C.V.
                                              H&Q Life Science Ventures


                                            By /s/ Jackie Berterretche
                                              ----------------------------------

                                            Title: Attorney-in-Fact
                                                  ------------------------------


                                            INVESTORS AND PURCHASERS:

                                            By: /s/ Robert J. Byrnes
                                               ---------------------------------

                                            Title: CEO
                                                  ------------------------------

                FIRST AMENDMENT TO ADEZA BIOMEDICAL CORPORATION

                          INVESTORS' RIGHTS AGREEMENT

                              DATED APRIL 30, 1996

     Adeza Biomedical Corporation, a California corporation (the "Company") and the holders of a majority of the outstanding Registrable Securities (as defined in the Investors' Rights Agreement) of the Company as set forth on Schedule A hereto (the "Shareholders") hereby agree, in consideration of the agreement by the Shareholders to purchase certain principal amounts of the Company's Convertible Secured Promissory Note (the "Note") as set forth in the Note and Warrant Purchase Agreement dated April 30, 1996, by and between the Company and the Shareholders (the "Purchase Agreement"), to amend the Investors' Rights Agreement dated December 21, 1994, by and between the Company, on the one hand, and the Investors and Purchasers (as defined therein) on the other hand (the "Investors' Rights Agreement"), as of April 30, 1996, as follows:

1.   SECTION 2.1(b).
     --------------

     Section 2.1(b) of the Investors' Rights Agreement is hereby amended to read in its entirety as follows:

     "(b) For the purposes hereof, the term "Registrable Securities" means shares of (i) any and all Common Stock of the Company issued or issuable upon conversion of shares of the Series 1 or Series 2 Preferred Stock of the Company, which have not been previously resold to the public in a registered public offering, and, for purposes of Section 2.3 hereof only, shares of Common Stock issuable upon exercise of a warrant to purchase 220,000 shares of Common Stock issued to Tucker Anthony, (ii) any Common Stock issuable upon conversion of the Conversion Stock (as defined in that certain Note and Warrant Purchase Agreement dated April 30, 1996, by and between the Company and the Shareholders set forth on Exhibit A thereto (the "Purchase Agreement") issuable pursuant to the terms of the Purchase Agreement and any of the Company's Common Stock issuable upon exercise of the Warrants granted pursuant to the Purchase Agreement (or, in the event the Warrants are exercised for Preferred Stock, the Common Stock issuable upon conversion of Preferred Stock issued upon exercise of the Warrants granted pursuant to the Purchase Agreement), (iii) stock issued with respect to or in exchange for or in replacement of stock included in subparagraphs (i) or (ii) above which have not been previously resold to the public in a registered public offering, and (iv) stock issued in respect of the stock referred to in (i), (ii) or (iii) above as a result of a stock split, stock dividend or the like, which have not been previously resold to the public in a registered public offering.

2.   SECTION 3.3.
     -----------

     Section 3.3 of the Investors' Rights Agreement is hereby amended to read in its entirety as follows:

     "The Company shall not, without the prior approval of holders of a majority of the Series 2 Preferred Stock, incur, in any one transaction or series of related transactions, any indebtedness for money borrowed outside the ordinary course of business in excess of $500,000, except that the Company may incur up to $2,000,000 of debt pursuant to the terms of the Purchase Agreement (it being understood and agreed that trade credit incurred in the ordinary course of business and equipment financings do not constitute indebtedness for money borrowed). This covenant shall terminate on the earlier of (i) the closing of a firm commitment underwritten public offering pursuant to an effective registration agreement under the Securities Act covering the offer and sale of Common Stock for the account of the Company to the public at an aggregate offering price of not less than $10,000,000 and at a public offering price per share (prior to underwriter commissions and expenses) that is not less than $2.50 (as adjusted for stock splits, stock combinations and the like), and (ii) December 21, 1998.

3.   INVESTORS' RIGHTS AGREEMENT.
     ---------------------------

     Except as amended by this Agreement, the Investors' Rights Agreement shall remain in full force and effect.

     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                         ADEZA BIOMEDICAL CORPORATION



                                         By: /s/ Adeza Biomedical Corporation
                                             --------------------------------

                                         Title:
                                                -----------------------------

                                         Address:  1240 Elko Drive
                                                   Sunnyvale, CA 94089
                                                   Attention: Daniel O. Wilds

                                         SHAREHOLDER

                                         /s/ Shareholder
                                         ------------------------------------


                                         By:
                                             --------------------------------

                                         Title:
                                                -----------------------------

                                   SCHEDULE A
                                   ----------

Name and Address
- ----------------

Aeneas Venture Corporation
c/o Harvard Management Co., Inc.
600 Atlantic Avenue
Boston, MA 02210-2203
Attn: Nancy Amer

Aspen Venture Partners, L.P.
c/o Alliance Technology Ventures, L.P.
3343 Peachtree Road N.E.
Suite 1140
East Tower
Atlanta, GA 30326
Attn: Michael Henos

Asset Management Associates
2275 East Bayshore Road
Suite 150
Palo Alto, CA 94303
Attn: Craig C. Taylor

B.G. Services Limited
Minden House, 6 Minden Place
St. Heliar, Jersey, Channel Islands

Charter Ventures II, L.P.
525 University Avenue, Suite 1500
Palo Alto, CA 94301
Attn: A. Barr Dolan

Enterprise Partners
5000 Birch Street
Suite 6200
Newport Beach, CA 92660
Attn: Andrew E. Senyei

STF II, L.P.
c/o Indosuez Partners
2180 Sand Hill Road, Suite 450
Menlo Park, CA 94025
Attn: Nancy Burrus